ADDENDUM NO. 1
                                       TO
                              AMENDED AND RESTATED
                           WINNEBAGO INDUSTRIES, INC.
                           DEFERRED COMPENSATION PLAN



                                       I.
                                    CONTEXT

     SECTION 1.1. This Addendum No. 1 is made effective as of September 1, 1994 (the "ADDENDUM EFFECTIVE DATE") and amends and supplements that certain Amended and Restated Winnebago Industries, Inc. Deferred Compensation Plan (Effective September 12, 1990) (the "1990 PLAN DOCUMENT"). The 1990 Plan Document established and governs the Winnebago Industries, Inc. Deferred Compensation Plan (the "PLAN"). The purpose of the Plan is to provide certain key employees and non-employee members of the Board of Directors of Winnebago Industries, Inc. (the "EMPLOYER") and its affiliates with an opportunity to defer a portion of their compensation as a means of saving for their retirement, disability, death or other purposes.

     SECTION 1.2. Pursuant to the 1990 Plan Document, eligible employees may elect to defer a portion of their compensation by executing and delivering a participation agreement to the committee appointed to administer the Plan (the "COMMITTEE"). Compensation deferred pursuant to a participation agreement is credited to an individual account maintained for the eligible employee. The individual account is further credited by applying to each deferral an accrual factor equal to the annual rate stated in each respective participation agreement or inherent in the benefits table attached to such participation agreement. Benefits are determined upon the retirement, disability or death of a participant of the Plan by reference to the balance of such participant's individual account and in accordance with the terms of the 1990 Plan Document.

     SECTION 1.3. Pursuant to the 1990 Plan Document, the Committee may amend the Plan at any time. The Committee, with the advice and consent of the Board of Directors of the Employer, has determined that it is in the best interest of the Employer and its shareholders and employees (including participants of the Plan) to amend certain provisions of the Plan as provided herein.


                                      II.
                                  DEFINITIONS

     SECTION 2.1. Capitalized terms used herein shall, if defined in the 1990 Plan Document, have the meaning ascribed to them therein. Other capitalized terms shall have the meanings ascribed to them in Article I hereof or as follows:

     "AGE 55 BENEFIT" means the present value equivalent (using a discount rate of 6 percent per annum) of the Participant's Normal Benefit at the time Participant attains the age of 55, or, in the case of a Participant who has attained age 55, then the actuarial equivalent of the Participant's Normal Benefit at the Participant's age (but in no event shall the Age 55 Benefit exceed the Normal Benefit).

     "BENEFIT CAP" means, with respect to Group A Participants, an amount determined under the following formula: 4% x Years of Service x Highest Base Salary. The term, with respect to Group B Participants, means an amount determined under the following formula: 3% x Years of Service x Highest Base Salary.

     "EXCESS BENEFIT SUBACCOUNT" means a subaccount of a Participant's individual account determined in the manner set forth in Section 4.2 hereof.

     "GROUP A PARTICIPANTS" means those Participants that have been classified by the Committee as Group A Participants.

     "GROUP B PARTICIPANTS" means those Participants that have been classified by the Committee as Group B Participants.

     "GROUP C PARTICIPANTS" means those Participants that have been classified by the Committee as Group C Participants.

     "HIGHEST BASE SALARY" means the highest annual base salary (exclusive of all bonuses and fringe benefits) earned by a Participant as an employee of the Employer or its Affiliates (or in the case of a non-employee board member, the highest annual director fees paid to the Participant by the Employer or its Affiliates).

     "REGULAR BENEFIT SUBACCOUNT" means a subaccount of a Participant's individual account determined in the manner set forth in Section 4.2 hereof.

     "YEARS OF SERVICE" means the number of full years that a Participant has been employed by the Employer or its Affiliate or has been a non-employee member of the Board of Directors of the Employer or its Affiliate; provided, however, for purposes of this

Addendum, the maximum number of Years of Service that shall be credited to any Participant shall be 25.


                                      III.
                         CLASSIFICATION OF PARTICIPANTS

     The Employer has classified the Participants into Groups A, B and C. The Committee has notified each Participant of his or her classification.



                                      IV.
                         LIMITATION ON FUTURE DEFERRALS

     SECTION 4.1. Group C Participants shall not be entitled to make additional deferrals following the Addendum Effective Date.

     SECTION 4.2. A Group A Participant and a Group B Participant shall be entitled to make additional deferrals following the Addendum Effective Date only to the extent that the Age 55 Benefit of such Participant does not exceed that Participant's Benefit Cap. In the event the Age 55 Benefit of a Group A Participant or a Group B Participant exceeds his or her Benefit Cap, then the individual account of such Participant shall be divided into two subaccounts: the Regular Benefit Subaccount and the Excess Benefit Subaccount. The Regular Benefit Subaccount shall account for deferrals and accruals thereon only to the extent necessary to generate the Benefit Cap; any remaining balance in the individual account shall be accounted for in the Excess Benefit Subaccount. In allocating the individual account between the Regular Benefit Subaccount and the Excess Benefit Subaccount, the earliest deferrals (and the accruals relating thereto) shall first be credited to the Regular Benefit Subaccount. Amounts may be transferred from the Excess Benefit Subaccount to the Regular Benefit Subaccount in the event of an increase in the Participant's Age 55 Benefit (caused by an increase in the Participant's age above 55, Years of Service or Highest Base Salary).


                                       V.
                          RATE OF RETURN ON DEFERRALS

     SECTION 5.1. Group C Participants shall be entitled to a rate of return on their deferrals, through the Addendum Effective Date, equal to the rate stated in, or inherent in the benefit tables attached to, the Participation Agreement relating to each respective deferral. Following the Addendum Effective Date, all deferrals (and all accruals thereon) in the Group C Participants' individual accounts shall be credited with a single rate as determined by the Board from time to time.

     SECTION 5.2. Group A Participants and Group B Participants shall be entitled to a rate of return on deferrals equal to the rate stated in, or inherent in the tables attached to, to the Participation Agreement relating to each respective deferral; provided, however, that the foregoing shall only apply to: (i) deferrals made prior to the Addendum Effective Date; and (ii) deferrals accounted for in the Regular Benefit Subaccount. Deferrals made after the Addendum Effective Date, and those accounted for in the Excess Benefit Subaccount, shall be credited with a rate as determined by the Board from time to time.

     SECTION 5.3 The provisions of the 1990 Plan Document defining the Normal Benefit (and any other benefit determined by reference to the Normal Benefit), and the provisions of each Participation Agreement setting forth the benefit attributable to, or the accrual rate applicable to, deferrals made pursuant thereto, are modified to the extent necessary to be consistent with the provision of this Article V. Notwithstanding the foregoing, nothing herein shall be construed to modify the provisions of the 1990 Plan Document dealing with the amount payable to a Participant upon Termination of Services (if governed by Section 7.4(a) of the 1990 Plan Document) or upon termination of the Plan (as set forth in Article IX of the 1990 Plan Document); in each case the obligation of the Employer under the Plan shall be limited to a payment of Stated Deferrals together with interest at the rate determined from time to time by the Committee.


                                      VI.
                            REPORTS TO PARTICIPANTS

     SECTION 6.1. The Committee shall cause to be prepared and delivered to each Participant a report, as of the Addendum Effective Date, setting forth the deferrals comprising the Participant's individual account (and separately identifying the Regular Benefit Subaccount and the Excess Benefit Subaccount, if applicable) and identifying the Regular Benefit Subaccount and the Excess Benefit Subaccount, if applicable) and identifying the accrual rate attributable to such deferrals before and after the Addendum Effective Date. Unless the Participant objects in writing to the information contained in such report within 60 days after the Participant's receipt thereof, all information contained therein shall be conclusive and binding on the Participant and his beneficiaries and successors.

     SECTION 6.2. Not later than April 1 of each year, the Committee shall cause to be prepared and delivered to each Participant a report which sets forth, as of such date, the same information as provided for in Section 6.1 hereof. Unless the Participant objects in writing to the information contained in such report within 60 days after the Participant's receipt thereof, all information contained therein shall be conclusive and binding on the Participant and his beneficiaries and successors.


                                      VII.
                                   AMENDMENTS

     SECTION 7.1. Nothing herein shall be construed as eliminating or otherwise affecting the Committee's and the Employer's right to amend or terminate the Plan (including any of the provisions of this Addendum) as provided in the 1990 Plan Document.


     ADOPTED as of the Addendum Effective Date.


WINNEBAGO INDUSTRIES, INC.          WINNEBAGO INDUSTRIES, INC.
DEFERRED COMPENSATION PLAN
COMMITTEE

BY: __________________________________      BY: _______________________________